UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54658	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: 707-291-6198

______________________________________________________

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02	APPOINTMENT OF CERTAIN OFFICERS
ITEM 7.01	REGULATION FD DISCLOSURE

On November 10, 2020 – Magellan Gold Corporation, a Nevada corporation (“Company”), issued a press release announcing the appointment of William Luckman as President of Company. A copy of the press release is filed herewith as Exhibit 99.1.

The position of President was previously held by Michael Lavigne who has now been appointed to the position of CEO.

The following is biographical information for Mr. Luckman.

William Luckman, age 49 has spent over 25 years enhancing the value of speculative, early stage public companies both domestically and internationally. He has served dozens of companies as an advisor, investor, investment banker, executive and director. His career in corporate finance began in the 1990’s when he transitioned from traditional banking to investment banking. Serving initially as an advisor to a European institution, his business expanded to advising mostly foreign companies and investors on US capital markets. Since 2013 Mr. Luckman has focused on value added investing in small public companies; unlocking value through creating and pursuing cohesive investment theses as it relates to execution either operationally, M&A activity and/or fund raising.

Mr. Luckman attended University of Illinois at Champaign and Northwestern University in Evanston, IL.

In consideration of services rendered as President of the Company, the Board has authorized a grant of restricted stock units consisting of 42,000 shares of restricted stock units per month, subject to conditions contained in a Restricted Stock Unit Agreement between the Company and Mr. Luckman. A copy of the Restricted Stock Unit Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
10.1	Restricted Stock Unit Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: November 10, 2020	By: /s/ John Power Chief Financial Officer